    As filed with the Securities and Exchange Commission on March 24, 1998.
                                                            Registration No.333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ---------------
                      AMERICAN INDUSTRIAL PROPERTIES REIT
             (Exact name of registrant as specified in its charter)

               TEXAS                                6798                         75-6335572
   (State or other jurisdiction          (Primary Standard Industrial         (I.R.S. Employer
of incorporation or organization)          Classification Code Number)        Identification No.)

                        6210 N. BELTLINE ROAD, SUITE 170
                              DALLAS, TEXAS 75063
                                 (972) 756-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ---------------
                               CHARLES W. WOLCOTT
                            CHIEF EXECUTIVE OFFICER
                      AMERICAN INDUSTRIAL PROPERTIES REIT
                        6210 N. BELTLINE ROAD, SUITE 170
                              DALLAS, TEXAS 75063
                                 (972) 756-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ---------------
                                   COPIES TO:
                                BRYAN L. GOOLSBY
                                 GINA E. BETTS
                  LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.
                          2001 ROSS AVENUE, SUITE 3000
                              DALLAS, TEXAS 75201
                                 (214) 849-5500

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement become effective.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================
                       CALCULATION OF REGISTRATION FEE
================================================================================

        Title of                                                             Proposed Maximum
   Securities being        Amount to be     Proposed Maximum Offering        Aggregate Offering              Amount of
       Registered         Registered(1)        Price Per Share(2)                Price(2)                Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Shares of           1,000,000               $13.1875                    $13,187,500                  $3,890.31
 Beneficial Interest,
 $0.10 par value
------------------------------------------------------------------------------------------------------------------------------------

(Footnotes from previous page)

(1) PLUS SUCH ADDITIONAL NUMBER OF SHARES AS MAY BE REQUIRED IN THE EVENT OF A SHARE DIVIDEND, REVERSE SHARE SPLIT, SPLIT-UP, RECAPITALIZATION
         OR OTHER SIMILAR EVENT.
(2) THIS ESTIMATE IS BASED ON THE AVERAGE OF THE HIGH AND LOW SALES PRICES ON THE NEW YORK STOCK EXCHANGE OF THE COMMON SHARES OF BENEFICIAL INTEREST OF AMERICAN INDUSTRIAL PROPERTIES REIT ON MARCH 17, 1998, PURSUANT TO RULE 457(C) UNDER THE SECURITIES ACT OF 1933, AND IS MADE SOLELY FOR PURPOSES OF DETERMINING THE REGISTRATION FEE.
================================================================================

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                               ---------------

                 DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

                               ---------------

         American Industrial Properties REIT, a Texas real estate investment trust (the "Trust"), hereby offers to the holders of its common shares of beneficial interest, par value $0.10 per share (the "Common Shares"),the opportunity to participate in the Trust's Dividend Reinvestment and Share Purchase Plan (the "Plan"). The Plan provides a simple and convenient method, without brokerage commission or service charge, for shareholders to invest cash distributions and optional cash payments in Common Shares of the Trust. All holders of record of Common Shares are eligible to participate in the Plan (each, a "Participant"). Participants may purchase additional Common Shares by
(i) having the cash distributions on all, or part, of their Common Share automatically reinvested, (ii) by receiving directly, as usual, their cash distributions, if, as and when declared, on their Common Shares and investing in the Plan by making cash payments of not less than $100 per payment or more than $10,000 per calendar quarter ("optional cash payments"), or (iii) by investing both their cash distributions and such optional cash payments. A shareholder may begin participating in the Plan by completing an Authorization Card and returning it to Bank Boston, N.A. as plan administrator. Participants may terminate their participation at any time. Shareholders who do not wish to participate in the Plan need take no action and will continue to receive their cash distributions, if, as and when declared, as usual. It is suggested that this Prospectus be retained for future reference.



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                               ---------------




                 The date of this Prospectus is March 24, 1998

                             AVAILABLE INFORMATION

         The Trust has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, with respect to the Common Shares offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Trust and the Common Shares, reference is made to the Registration Statement and such exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document which is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

         The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information and the Registration Statement and exhibits and schedules thereto filed by the Trust with the Commission can be inspected and copied at the Public Reference Section maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site at (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Information about the Trust may be obtained from the Commission's web site. Such reports, proxy and information statements and other information can also be inspected at the offices of the New York Stock Exchange (the "NYSE"), 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Trust with the Commission (File No. 1-9016) are incorporated by reference herein and shall be deemed to be a part hereof:

         (a)     Annual Report on Form 10-K for the year ended December 31,
                 1997;
         (b) Current Report on Form 8-K filed January 20, 1998 and Amendment No. 1 filed March 23, 1998;
         (c)     Current Report on Form 8-K filed February 13, 1998;
         (d) Current Report on Form 8-K filed February 25, 1998 and Amendment No. 1 filed March 3, 1998 and Amendment No. 2 filed March 23, 1998;
         (e)     Current Report on Form 8-K filed March 23, 1998; and
         (f) The description of the Common Shares contained in the Trust's Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act, including all amendments and reports updating such description.

         All documents subsequently filed by the Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         UPON WRITTEN OR ORAL REQUEST OF ANY PERSON TO WHOM A PROSPECTUS IS DELIVERED, THE TRUST WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE DOCUMENTS WHICH HAVE BEEN INCORPORATED BY REFERENCE (OTHER THAN EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN ANY SUCH DOCUMENT) IN THIS PROSPECTUS. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO SHANA EDDY, AMERICAN INDUSTRIAL PROPERTIES REIT, 6210 N. BELTLINE ROAD, SUITE 170, IRVING, TEXAS, 75063, TELEPHONE NUMBER (972) 756-6000.

                 This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Trust's actual results could differ materially from those set forth in the forward-looking statements.


                                   THE TRUST

         American Industrial Properties REIT, a Texas real estate investment trust (the "Trust"), is the issuer of the Common Shares offered hereunder. The principal executive office of the Trust is located at 6210 N. Beltline Road, Suite 170, Irving, Texas 75063 and its phone number is (972) 756-6000.


                                 DESCRIPTION OF
               THE DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

         The terms of the Trust's Dividend Reinvestment and Share Purchase Plan (the "Plan") are set forth below in question and answer format.

PURPOSE

         1.      What is the purpose of the Plan?

         The purpose of the Plan is to provide holders of Common Shares with a simple and convenient method of investing cash distributions or optional cash payments in Common Shares without payment of any brokerage commissions, fees or service charges. Common Shares purchased under the Plan will either be original issue shares or shares purchased in the open market by the plan administrator, Bank Boston, N.A. (the "Administrator"). The Plan accordingly has the added benefit of providing the Trust with additional funds for general corporate purposes when the Trust elects to sell Common Shares to Participants in the Plan.

ADVANTAGES TO PARTICIPANTS

         2.      What are the options available to shareholders?

          Participants in the Plan may purchase additional Common Shares by (i) having the cash distributions on all, or part, of their Common Shares automatically reinvested, (ii) by receiving directly, as usual, their cash distributions, if, as and when declared, on their Common Shares and investing in the Plan by making cash payments of not less than $100 per payment or more than $10,000 per calendar quarter, or (iii) by investing both their cash distributions and such optional cash payments. What are the advantages of the Plan? No brokerage commissions, fees or service charges are paid by Participants in connection with purchases under the Plan; provided, however, that if shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee. Full investment of distributions is possible under the Plan because the Plan permits fractions of shares, as well as whole shares, to be purchased and credited to Participants' accounts. Regular statements of account provide simplified record keeping. In addition, the free custodial services provided in connection with the Plan serve to protect against loss, theft or destruction of certificates. The price of Common Shares purchased under the Plan from the Trust with reinvested cash distributions will be 95% of the mean of the high and low sales prices for such shares either on (a) the applicable Investment Date (as defined in Question
11), or (b) the distributions payment date, whichever is higher. Common Shares purchased under the Plan from the Trust with optional cash payments will have a purchase price equal to 100% of the mean of the high and low sales prices for such shares on the applicable Investment Date. For open market purchases, the purchase price will be the weighted average price paid by the Administrator for all shares purchased by it for Participants in the Plan with the proceeds of the cash distribution and/or optional cash payments being invested on the applicable Investment Date.

ADMINISTRATION

         3.      Who administers the Plan for Participants?

         Bank Boston, N.A., or such other bank or trust company as the Trust may from time to time designate as plan administrator for the participating shareholders, administers the Plan for Participants, keeping records, sending statements of account to Participants and performing other duties relating to the Plan. Common Shares purchased under the Plan are held by the Administrator as agent for the Participants and are registered in the name of the Administrator or its nominee, unless and until a Participant requests that a share certificate for his or her shares be issued, as more fully described below in Question 16.

          Any questions or correspondence regarding the Plan, all additional cash investments or requests for withdrawals should be directed to:

                               Bank Boston, N.A.
                           c/o Boston EquiServe, L.P.
                         Investor Relations Department
                                 P.O. Box 8040
                                Boston, MA 02266
                                 (800) 736-3001

          All correspondence that cannot be delivered to a post office box, please send deliveries to:

                               Bank Boston, N.A.
                           c/o Boston EquiServe, L.P.
                         Investor Relations Department
                               150 Royall Street
                                Canton, MA 02021
                                 (800) 736-3001
PARTICIPATION

         4.      Who is eligible to participate?

         All holders of record of Common Shares are eligible to participate in the Plan ("Eligible Shareholders"). In order to be eligible to participate, beneficial owners of Common Shares whose shares are registered in names other than their own (for example, shares registered in the name of a broker, bank nominee or trustee) must either arrange for the holder of record to join the Plan or have the shares they wish to enroll in the Plan transferred to their own names.

         5.      How does an Eligible Shareholder participate?

         An Eligible Shareholder may join the Plan by completing and signing an Authorization Card and returning it to the Administrator. If shares are registered in the name of a nominee or broker, Eligible Shareholders must have the nominee or broker sign the Authorization Card and return it to the Administrator. When completing the Authorization Card, an Eligible Shareholder should be careful to include his or her social security number or taxpayer identification number. Failure to supply this information will result in backup withholding of 1% of payments owed to a Participant. Once enrolled in the Plan, Participants will continue to be enrolled without further action on their part. Participants may change their investment options at any time by completing, signing and returning to the Administrator a new Authorization Card. If a Participant's shares are registered in more than one name (e.g., joint tenants, trustees, etc.), all registered owners must sign the Authorization Card exactly as their names appear on the account registration. Additional

Authorization Cards and additional copies of this Prospectus may be obtained at any time by written request to the Administrator at the address set forth in Question 3 above.

         6.      When may an Eligible Shareholder join the Plan?

         An Eligible Shareholder may join the Plan at any time. Reinvestment of distributions commences, for any shareholder electing such option, with the first distribution paid after such shareholder joins the Plan, provided that an Authorization Card is received for such shareholder by the Administrator before the record date for such distribution. If any shareholder delivers an Authorization Card specifying reinvestment of distributions paid on such holder's Common Shares to the Administrator on or after the record date established for payment of a particular distribution on the Common Shares, reinvestment will commence with the distribution payment date following the next such record date. See Question 12 below for information concerning the investment of optional cash payments.

         7. What does the Authorization Card say about distributions and optional cash payments?

         The Authorization Card allows each shareholder to decide the extent to which he or she wishes to participate in the Plan through any of the following investment options:

         (a) Full Distribution Reinvestment. If the "Full Distribution Reinvestment" box is checked, the Administrator will apply cash distributions on all Common Shares registered in the Participant's name, as well as on all Common Shares credited to the Participant's Plan account, and any optional cash payments to the purchase of additional Common Shares.

         (b) Partial Distribution Reinvestment. If the "Partial Distribution Reinvestment" box is checked, the Administrator will apply cash distributions on such number of Common Shares as specified by the Participant on the Authorization Card, as well as on all Common Shares credited to the Participant's Plan account, and any optional cash payments to the purchase of additional Common Shares.

         (c) Optional Cash Payments Only. If the "Optional Cash Payments Only" box is checked, the Administrator will apply only optional cash payments and any distributions on shares credited to the Participant's Plan account to the purchase of additional Common Shares. Cash distributions on Common Shares registered in the Participant's name, other than in his or her Plan account, will be paid to the Participant in the usual manner. Except with respect to distributions on Common Shares in a Participant's Plan account, which are reinvested automatically, a Participant may elect to reinvest the distributions on all or part of the Common Shares registered in his or her name by designating his or her intentions on the Authorization Card.

         8.      How may Participants change their investment options?

         A Participant may change his or her investment option at any time by signing a new Authorization Card and returning it to the Administrator. A change in investment option will be effective on the next distribution payment date if the Authorization Card is received by the Administrator before the related distribution record date. If the Authorization Card is received by the Administrator on or after the related distribution record date, the change will be effective on the distribution payment date for the following quarter.

COSTS

         9. Are there any expenses to Participants in connection with participation under the Plan?

         Participants incur no brokerage fees with respect to the purchase of shares from the Trust, and the Trust pays all other costs of administering the Plan. If a Participant's shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee for both shares purchased in the open market and original issue shares. Any such commissions or fees will be the responsibility of the Participant.

PURCHASES

         10.     How many Common Shares will be purchased for each Participant?

         The number of shares to be purchased for a Participant's account under the Plan will depend upon the amount of the Participant's distribution being reinvested, the amount of any optional cash payments and the effective purchase price of the Common Shares. Each Participant's account is credited with the number of shares, including fractions computed to at least three decimal places, equal to the total amount invested by him or her divided by the applicable purchase price.

         11. At what price and when will Common Shares be purchased under the Plan?

         The price of Common Shares purchased under the Plan from the Trust with reinvested cash distributions will be 95% of the mean of the high and low sales prices for such shares either on (a) the applicable Investment Date, or
(b) the distribution payment date, whichever is higher. Common Shares purchased under the Plan from the Trust with optional cash payments will have a purchase price equal to 100% of the mean of the high and low sales prices for such shares on the applicable Investment Date. For open market purchases, the purchase price will be the weighted average price paid by the Administrator for all shares purchased by it for Participants in the Plan with the proceeds of the cash distribution and/or optional cash payments being invested on the applicable Investment Date. Shares purchased from the Trust for the account of holders of Common Shares will be made on or promptly following the first business day of the month first occurring on or after the distribution payment date, or, if the Common Shares are not traded on such day, the next trading day (the "Investment Date"). For purposes of the Plan, a "business day" shall mean a day other than a Saturday, a Sunday or a day that shall be in the City of Boston, Massachusetts, a day on which banking institutions are authorized or obligated by law or executive order to close. Optional cash payments and distributions will be invested on the Investment Date first occurring on or after the distribution payment date. No interest will be paid on funds held by the Administrator pending investment of distributions or optional cash payments. If the Trust does not elect to sell Common Shares to Participants in the Plan on an Investment Date, the Administrator shall purchase Common Shares on such Investment Date, on any securities exchange where such shares are traded, in the over-the-counter market or in negotiated transactions, on such terms as the Administrator may determine. Since purchase prices for the Common Shares are established on the applicable Investment Date, a Participant loses any advantages otherwise available from being able to select the timing of investments. Participants should recognize that neither the Trust nor the Administrator can assure a profit or protect against a loss on Common Shares purchased under the Plan.

         12.     How are optional cash payments made?

         Optional cash payments may be made at any time and in varying amounts of not less than $100 per payment or more than $10,000 per calendar quarter. A shareholder may make an optional cash payment when enrolling in the Plan by enclosing a check (made payable to Bank Boston, N.A.) with the Authorization Card. Thereafter, optional cash payments may be made through the use of optional cash payment forms which will be sent to Participants by the Administrator. In the event a broker, bank nominee or trustee holds shares of a beneficial owner in the name of a major securities depository, optional cash payments must be made on a Broker and Nominee Form (a "B & N Form").

         The B & N Form is the sole means by which a broker, bank nominee or trustee holding shares of a beneficial owner in the name of a major securities depository may invest optional cash payments on behalf of such beneficial owner. In such a case, the broker, bank nominee or trustee must use the B & N Form for transmitting optional cash payments on behalf of the beneficial owner. A B & N Form must be delivered to the Administrator each time that such broker, bank nominee or trustee transmits optional cash payments on behalf of a beneficial owner. B & N Forms will be furnished at any time upon written request to the Administrator. Optional cash payments, like distributions, will be invested on the Investment Date first occurring on or after the distribution payment date. However, only payments received at least five days before the related distribution payment date will be invested on the related Investment Date. Optional cash payments received within five days of the related distribution payment date will not be invested until the Investment Date in the following quarter. NO INTEREST WILL BE PAID ON OPTIONAL CASH PAYMENTS. IT IS THEREFORE SUGGESTED THAT ANY OPTIONAL CASH PAYMENTS A PARTICIPANT WISHES TO MAKE BE SENT SO AS TO REACH THE ADMINISTRATOR AS CLOSE AS POSSIBLE TO FIVE DAYS BEFORE THE DISTRIBUTION PAYMENT DATE. The same amount of money need not be sent each quarter, and there is no obligation to make an optional cash payment each quarter. Optional cash payments will be refunded if a written request for a refund is received by the Administrator no later than two days prior to the related distribution payment date.

         A shareholder may participate through the investment of optional cash payments without the necessity of reinvesting cash distributions by checking the"Optional Cash Payments Only" box on the Authorization Card. However, even if the "Optional Cash Payments Only" box is checked, all distributions payable on shares purchased with optional cash payments and retained in the Participant's Plan account will be reinvested automatically in additional Common Shares. In the event that any check is returned unpaid for any reason, the Administrator will consider the request for investment null and void and shall immediately remove from the Participant's Plan account shares, if any, purchased upon credit of such money. The Administrator shall hereupon be entitled to sell these shares to satisfy uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator shall be entitled to sell such additional shares from the Participant's Plan account to satisfy the uncollected balance.

         The Administrator will charge shareholders a fee of $25.00 for all returned checks.

REPORTS TO PARTICIPANTS

         13.     What kind of reports are sent to Participants in the Plan?

         Shareholders who participate in the Plan through the reinvestment of distributions or through the investment of optional cash payments will be sent a quarterly statement of their accounts. These statements of account will show any cash distributions and optional cash payments received, the number of shares purchased, the purchase price for the shares, the number of Plan shares held for the Participant by the Administrator, the number of enrolled shares registered in the name of the Participant, and an accumulation of the transactions for the calendar year to date. Quarterly statements will be mailed as soon as practicable after each distribution payment date. These statements are a Participant's continuing record of the cost of his or her purchases and should be retained for income tax purposes. In addition, each Participant will receive the most recent Prospectus constituting the Plan and copies of the same communications sent to every other holder of Common Shares, including the Trust's Annual Report, Notice of Annual Meeting and Proxy Statement and income tax information for reporting distributions paid by the Trust.

DISTRIBUTIONS

         14. How are distributions credited to Participants' accounts under the Plan?

         On Common Shares for which a Participant has directed that distributions be reinvested, cash distributions will automatically be credited to a Participant's account and reinvested in additional shares of Common Shares. Cash distributions also will be automatically reinvested on all shares which have been purchased under the Plan and credited to a Participant's account; provided, however, that no distributions will be earned on such shares purchased under the Plan until the distribution payment for the first distribution record date which follows the date of purchase of such shares. On Common Shares for which a Participant has not directed that distributions be reinvested and on shares owned by shareholders who are not participating in the Plan, cash distributions, if, as and when declared, will be received by them by check as usual. Share distributions or share splits distributed by the Trust on the shares purchased for and credited to the account of a Participant under the Plan will be added to the Participant's account. Share distributions or share splits distributed on shares owned and held outside the Plan by a Participant (including shares for which a Participant has directed that cash distributions be reinvested) will be mailed directly to such Participant.

         15. Will Participants be credited with distributions on fractions of shares?

         Yes. Account balances will be computed to three decimal places and distributions will be paid on the fractional shares.

CERTIFICATES FOR SHARES

         16. Will certificates be issued for Common Shares purchased under the Plan?

         Unless requested by a Participant, certificates for Common Shares purchased under the Plan will not be issued. Shares will be held in the name of the Administrator or its nominees. The number of shares credited to a Participant's account under the Plan will be shown on his or her statement of account. Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of a Participant. The remaining whole shares and fractions of shares, if any, will continue to be credited to the Participant's account. A request for issuance of Plan shares, including issuance of all of the shares in a Participant's account, will not constitute a termination of participation in the Plan by the Participant. A Participant's rights under the Plan and shares credited to the account of a Participant under the Plan may not be pledged. A Participant who wishes to pledge such shares must request that certificates for such shares be issued in his or her name. Certificates for fractional shares are not issued under any circumstances.

         17. In whose name are accounts maintained and certificates registered when issued?

         Accounts in the Plan are maintained in names in which the certificates of Participants were registered at the time they entered the Plan. When issued out of the Plan, certificates for whole shares are similarly registered. Upon written request, certificates may also be registered and issued in names other than the name of the Participant, subject to compliance with any applicable laws and the payment of any applicable taxes. Any such request must be made in writing, signed by the Participant, and the Participant's signature must be guaranteed by a qualified medallion guarantee member.

SALE OF PLAN SHARES

         18.     When and how may a Participant sell shares held in the Plan?

         Any Participant, including a Participant who is withdrawing from the Plan, may sell some or all of his or her shares in the Plan in either of the following ways. A Participant may choose to sell all or a portion of his or her shares in the Plan on the open market through the Participant's broker. If a Participant elects to sell through a broker, he or she must first request the Administrator to send the Participant a certificate or certificates representing the requested number of shares in the Plan credited to the Participant's account. As soon as practicable after receipt of such request, the Administrator will issue a certificate or certificates representing such number of shares to the Participant in his or her name as it appears in the Participant's Plan account, unless other instructions are provided in writing as described in Question 17. As an alternative, a Participant may request the Administrator to sell up to 1,000 whole shares credited to his or her account under the Plan in each transaction. The Administrator will use its best efforts to make the sale in the open market within ten trading days after receipt of the written request, and the Participant will receive the proceeds of the sale minus any brokerage commissions and transfer taxes. No Participant has the authority or power to direct the date or sale price at which the Common Shares may be sold by the Administrator under this alternative. A Participant who requests the Administrator to sell up to 1,000 shares and wishes to have additional shares sold through his or her broker will receive a certificate in his or her name representing the whole shares that he or she wishes to sell through a broker. Any written instructions that do not clearly indicate the whole number of shares to be sold, or that "all" Plan shares are to be sold, will be returned to the Participant with no action taken. A Participant who wishes to sell some or all of his or her shares in the Plan should be aware of the risk under either selling option that the price of the Common Shares may decrease between the time that the Participant determines to sell shares in the Plan and the time that the sale is completed. This risk is borne solely by the Participant. No check for the proceeds of such sale will be mailed prior to the settlement of funds from the brokerage firm through which shares in the Plan are sold. Settlement is three business days after the sale of the shares. All information relating to the sale of shares in the Plan will be reported to the Internal Revenue Service pursuant to applicable legal requirements.

WITHDRAWAL FROM THE PLAN

         19.     When and how may a Participant withdraw from the Plan?

         A Participant may withdraw from the Plan by giving oral or written notice to the Administrator that he or she wishes to withdraw. When a Participant withdraws from the Plan (or upon termination of the Plan by the Trust) certificates for whole shares in his or her account under the Plan are issued and a cash payment is made for any fraction of a share in such account. If the written request to withdraw is received by the Administrator before the record date for a distribution, the withdrawal will be duly processed and such distribution will not be reinvested on the next distribution payment date. Any written notice of termination received on or after a distribution record date will not be effective until distributions for such record date have been invested and the shares have been allocated to the account of the respective Participant. After such distributions are invested and allocated to the Participants' accounts, withdrawal requests will be processed. Allocations may take up to two weeks after distribution payment. Neither the Administrator nor the Trust is responsible for losses during such periods. Any optional cash payment sent to the Administrator prior to the request to withdraw will be invested in Common Shares unless the Participant expressly requests in writing that the optional cash payment be returned and the Administrator receives the Participant's written request before the next Investment Date. A Participant may re-enroll in the Plan at any time by submitting an Authorization Card as described in Question 5.

         20. May a Participant terminate the reinvestment of distributions on shares held in his or her name and still remain in the Plan?

         Yes. A Participant who terminates the reinvestment of distributions paid on shares registered in his or her name may leave in the Plan the shares previously purchased for his or her account in the Plan. Distributions paid on the shares left in the Plan continue to be reinvested automatically for his or her account.

TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

         21. What are the federal income tax consequences of participation in the Plan?

         Under the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the purchase of Common Shares under the Plan will generally result in the following federal income tax consequences:

         (a) A distribution on Common Shares will be treated for federal income tax purposes as a distribution received by the Participant notwithstanding that it is used to purchase additional Common Shares pursuant to the Plan. The full amount of cash distributions reinvested under the Plan plus the 5% purchase discount on such reinvested distributions represent distribution income to Participants. In addition, the amount of any brokerage commissions, mark-ups, and other fees or expenses incurred by the Trust on behalf of a Participant in connection with purchases on the open market will also constitute a distribution to such Participant for federal income tax purposes.

         (b) Distributions paid to corporate shareholders, including amounts taxable as distributions to corporate Participants under (a) above, will not be eligible for the corporate distributions-received deduction under the Code.

         (c) A Participant's tax basis in additional Common Shares acquired under the Plan with reinvested distributions will be equal to the amount treated as a distribution for federal income tax purposes. A Participant's tax basis in additional Common Shares acquired under the Plan with optional cash payments will be equal to the amount of the optional cash payments plus the excess, if any, of the fair market value of the shares, on the Investment Date such shares were acquired, over the amount of such optional cash payments. The Participant's holding period for Common Shares acquired with reinvested distributions or optional cash payments will commence on the day after the Investment Date.

         (d) A Participant will not realize any taxable income upon the receipt of a certificate for full shares credited to the Participant's account. A Participant will recognize gain or loss when a fractional share interest is liquidated or when the Participant sells or exchanges shares received from the Plan. Such gain or loss will equal the difference between the amount which the Participant receives for such fractional share interest or such shares and the tax basis therefor. In the case of Participants whose distributions are subject to withholding of federal income tax, distributions will be reinvested less the amount of tax required to be withheld. The above is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. Participants should consult their own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in law) of their individual participation in the Plan.

OTHER INFORMATION

         22. What happens when a Participant sells or transfers all of the shares registered in his or her name other than shares under the Plan?

         If a Participant disposes of all of the Common Shares registered in his or her name other than shares purchased for the Participant's account under the Plan, the Administrator, until it is otherwise instructed, continues to reinvest the distributions on the Common Shares in the Participant's Plan account. In the event of a Participant's death or incapacity, the personal representative of his or her estate may provide the Administrator with a written request of withdrawal of the Participant's Plan shares. The Trust reserves the right not to reinvest any additional distributions if a Participant has only a fractional share of stock credited to his or her account under the Plan on the record date for any cash distribution on the Common Shares. If the Trust exercises this right, the Participant will receive a cash adjustment representing the fractional share and a cash payment for the distribution. The cash payment for the fractional share will be based on the closing price of the Common Shares on the NYSE on the date on which the Trust exercises this right.

         23. If the Trust issues rights to purchase securities to the holders of Common Shares, how will the rights on Plan shares be handled?

          In the event that the Trust makes available to the holders of its Common Shares rights to purchase additional Common Shares or any other securities, the Administrator will sell such rights (if such rights are saleable and detachable from the Common Shares) accruing to Common Shares held by the Administrator for Participants and invest the proceeds in additional Common Shares on the next distribution payment date for the Common Shares. In the event that such rights are not saleable or detachable, the Plan will hold such rights for the benefit of Participants. A Participant who wishes to receive directly any such rights may do so by sending to the Administrator, on or before the rights offering record date, a written request that certificates for shares in his or her account be sent to him or her.

         24. What happens if the Trust issues a share distribution or declares a share split?

         Any shares representing share distributions (payable in Common Shares) or share splits distributed by the Trust on Common Shares credited to the account of a Participant under the Plan will be added to the Participant's account. Shares representing share distributions payable other than in Common Shares or share splits distributed by the Trust on Common Shares credited to the account of a Participant under the Plan shall be paid to the Administrator, which shall distribute the shares in accordance with the interests of Participants in the Plan. Shares representing share distributions or split shares distributed on shares registered in the name of the Participant will be mailed directly to such Participant in the same manner as to shareholders who are not participating in the Plan.

         25. How are a Participant's shares held under the Plan to be voted at meetings of shareholders?

         Full Common Shares credited to the account of a Participant under the Plan are voted by the Administrator as record holder in accordance with instructions of the Participant given to the Administrator on an instruction form or proxy furnished to the Participant. If the Participant desires to vote in person at a meeting, a proxy to vote the number of full shares credited to his or her account under the Plan may be obtained upon written request received by the Administrator at least 15 days before the meeting.

         26. May Common Shares held in certificate form be deposited in a Participant's Plan account?

         Yes. A Participant may deposit share certificates of the Common Shares with the Administrator for safekeeping. The Administrator will credit the number of shares deposited in the Participant's account and will treat them in all respects in the same manner as shares purchased under the Plan for the Participant's account. A Participant does not need to endorse his or her certificates before sending them to the Administrator. There is no additional charge for this additional service. All Trust share certificates should be sent (by either registered or certified mail, return receipt requested) to:

                               Bank Boston, N.A.
                           c/o Boston EquiServe, L.P.
                        Dividend Reinvestment Department
                                 P.O. Box 8040
                                Boston, MA 02266
                                 (800) 736-3001

         A return receipt is requested since the Participant bears the risk of loss in transit.

         27. What are the responsibilities of the Trust and the Administrator under the Plan?

         Neither the Trust nor the Administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of a failure to terminate a Participant's account upon such Participant's death or adjudicated incompetency prior to the receipt of notice in writing of such death or adjudicated incompetency, the prices at which shares are purchased for the Participant's account, the times when purchases are made or fluctuations in the market value of the Common Shares. Neither the Trust nor the Administrator has any duties, responsibilities or liabilities except those expressly set forth in the Plan. THE PARTICIPANT SHOULD RECOGNIZE THAT THE TRUST CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED BY A PARTICIPANT UNDER THE PLAN.

         28.     May the Plan be changed or discontinued?

         The Trust reserves the right to suspend or terminate the Plan at any time. The Trust also reserves the right to make modifications to the Plan. Notice of such suspension, termination or modification will be sent to all Participants. The Trust intends to use its best efforts to maintain the effectiveness of the Registration Statement filed with the Commission covering the offer and sale of Common Shares under the Plan. However, the Trust has no obligation to offer, issue or sell Common Shares to Participants under the Plan if, at the time of the offer, issuance or sale, such Registration Statement is for any reason not effective. Also, the Trust may elect not to offer or sell Common Shares under the Plan to Participants residing in any jurisdiction or foreign country where, in the judgment of the Trust, the burden or expense of compliance with applicable blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of these circumstances, distributions, if, as and when declared, will be paid in the usual manner to the shareholders and any optional cash payments received from such shareholder will be returned to him or her.

RESALE RESTRICTIONS

         29. Are there any restrictions on the resale of Common Shares acquired under the Plan?

         Employees who are not "affiliates" of the Trust are free to sell at any time the Common Shares acquired under the Plan. Employees who are "affiliates"of the Trust, as that term is defined in Rule 405 promulgated by the Commission under the Securities Act, may not publicly reoffer shares acquired under the Plan except pursuant to Rule 144 promulgated by the Commission or under the Securities Act pursuant to an effective Registration Statement. Rule 405 defines an"affiliate" as a person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Trust. Trust Managers and certain officers of the Trust may be "affiliates" of the Trust under this definition. Trust Managers and certain executive officers of the Trust participating in the Plan are also subject to the reporting obligations of Section 16(a) and the short-swing profit recovery provisions of Section 16(b) of the Exchange Act with respect to purchases of the Common Shares made under the Plan with optional cash payments. While such Trust Managers and officers are not subject to the short-swing profit recovery provisions of Section 16(b) of the Exchange Act with respect to purchases of Common Shares made under the Plan with reinvested distributions, such purchases must be disclosed in annual reports filed pursuant to Section 16(a) of the Exchange Act.

LIMITATIONS ON PARTICIPATION

         30. Are there limitations on participation in the Plan other than those described above?

         The Trust reserves the right to limit participation in the Plan for any reason, even if a shareholder is otherwise eligible to participate. In order to enable the Trust to meet one of the requirements for continued qualification as a REIT, the Trust's Declaration of Trust limits ownership by any one person to no more than 9.8% of the Trust's outstanding capital stock. No shareholder may acquire any shares pursuant to the Plan that exceed this limit. Some shareholders may be residents of jurisdictions in which the Trust determines that it may not legally or economically offer its shares under the Plan, and accordingly residents of such jurisdictions may be precluded from participating in the Plan. The Trust has no present plans to limit participation in the Plan by any shareholder of record for reasons other that those set forth above, but it reserves such right in the event that it determines in its sole discretion that such limitation may be in the best interests of the Trust and its shareholders.

                                USE OF PROCEEDS

         The Trust intends to use proceeds from the sale of its Common Shares for general corporate purposes, including repayment of indebtedness, investment in new properties and new developments and maintenance of currently owned properties. The Trust has no basis for estimating either the number of Common Shares that ultimately will be sold pursuant to the Plan or the prices at which such shares will be sold. The Trust will not receive any funds under the Plan from the purchase of Common Shares in the open market by the Administrator.

                                 COMMON SHARES

         Holders of the Common Shares of the Trust are entitled to share equally, share for share, in distributions payable in cash, shares or other property, when, as and if declared by the Trust's Board of Trust Managers. In the event of any liquidation, dissolution or winding-up, the holders of the Common Shares are entitled to receive, on a share for share basis, any assets or funds of the Trust that are distributable to its holders of Common Shares upon such events. Holders of Common Shares are entitled to one vote for each share held on all matters voted upon by shareholders. Holders of Common Shares are not entitled to preemptive rights or to cumulative voting rights. The shares of Common Shares issued or to be issued upon receipt of payment therefor by the Trust in accordance with the terms set forth in the Plan will be validly issued, fully paid and non-assessable. The Trust's Declaration of Trust provides that no shareholder may beneficially own more than 9.8% of the Trust's outstanding capital stock. Any attempted transfer or acquisition of capital stock that would create a direct or indirect ownership of capital stock in excess of this limit or otherwise result in disqualification of the Trust as a REIT will be null and void. The Trust's Declaration of Trust provides that capital stock subject to these limitations is subject to various rights of the Trust to enforce these limitations, including conversion of the shares into nonvoting shares and transfer to a trust. The above summary of the ownership limitation is qualified in its entirety by reference to the Trust's Declaration of Trust, as amended from time to time. The Trust reserves the right to invalidate any purchases made under the Plan that, in the Trust's sole discretion, may violate the ownership limits.

                               COMMON SHARE PRICE

         The Common Shares are listed on the New York Stock Exchange under the symbol "IND." On March 19, 1998, the last reported sale price of the Trust's Common Shares on the NYSE was $13.50.

                                    EXPERTS

         The consolidated financial statements of American Industrial Properties REIT included in its Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The Combined Historical Summary of Gross Income and Direct Operating Expenses of Merit Texas Properties Portfolio for the year ended December 31, 1996, included in the American Industrial Properties RElT's Current Report on Form 8-K, dated October 17, 1997, as amended, has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such Combined Historical Summary is incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The Historical Summary of Gross Income and Direct Operating Expenses of Commerce Center for the year ended May 31, 1997, included in the American Industrial Properties REIT's Current Report on Form 8-K, dated November 25, 1997, as amended, has been audited by Easley, Endres, Parkhill & Brackendorff, P.C., independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such Historical Summary is incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The financial statements of USAA Real Estate Income Investments I Limited Partnership, USAA Income Properties III Limited Partnership, and USAA Income Properties IV Limited Partnership all as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and the financial statements of USAA Real Estate Income Investments II Limited Partnership as of June 30, 1997 and 1996, and for each of the years in the three-year period ended June 30, 1997, which report appears in Amendment No. 1 filed March 23, 1998, to American Industrial Properties REIT's Current Report on Form 8-K, dated January 20, 1998, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, included therein, and upon the authority of said firm as experts in accounting and auditing.

         The Combined Historical Summary of Gross Income and Direct Operating Expenses of Skyway and Central Park Industrial Properties for the year ended December 31, 1996, included in the American Industrial Properties REIT's Current Report on Form 8-K, dated March 23, 1998, has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such Combined Historical Summary is incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The Historical Summary of Gross Income and Direct Operating Expenses of Inverness Industrial Property for the year ended December 31, 1996, included in the Current Report on Form 8-K, dated March 23, 1998, of American Industrial Properties REIT has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such Historical Summary is incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The Historical Summary of Gross Income and Direct Operating Expenses of Avion Industrial Property for the year ended December 31, 1996, included in the Current Report on Form 8-K, dated March 23, 1998, of American Industrial Properties REIT has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such Historical Summary is incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The Historical Summary of Gross Income and Direct Operating Expenses of Spring Valley #6 Industrial Property for the years ended December 31, 1997 and 1996, included in the Current Report on Form 8-K, dated February 11, 1998, as amended, of American Industrial Properties REIT has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such Historical Summary is incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The Combined Statement of Revenues and Certain Expenses of Corporex Plaza I and President's Plaza Business Center for the year ended December 31, 1996, included in the Current Report on Form 8-K, dated March 23, 1998, of American Industrial Properties REIT has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report thereon included therein and incorporated by reference herein, and is incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

         Certain legal matters relating to the validity of the Common Shares and certain tax matters will be passed upon for the Trust by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Dallas, Texas.

                                INDEMNIFICATION

         The Trust's Declaration of Trust and Bylaws provide for the indemnification of its Trust Managers and executive officers to the fullest extent permitted by Texas law. Additionally, each of the Trust's executive officers and Trust Managers is a party to an Indemnification Agreement with the
Trust.   It is the position of the Commission that indemnification of Trust
Managers and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

                                 CORRESPONDENCE

         All correspondence concerning the Plan should be addressed to:

                                   Shana Eddy
                         Director of Investor Relations
                      American Industrial Properties REIT
                             6210 N. Beltline Road
                                   Suite 170
                              Irving, Texas 75063
                                 (972) 756-6000

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               TABLE OF CONTENTS

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Incorporation of Certain Documents By Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
The Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Description of the Dividend Reinvestment and
         Share Purchase Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Common Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Common Share Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Legal Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Correspondence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14





                                1,000,000 SHARES





                              AMERICAN INDUSTRIAL
                                PROPERTIES REIT





                                COMMON SHARES OF
                              BENEFICIAL INTEREST




                               ---------------

                                  PROSPECTUS

                               ---------------



                                 March 24, 1998

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses in connection with the offering contemplated by this Registration Statement:

SEC Registration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 3,890
NYSE Application Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,500
Printing and Engraving Costs  . . . . . . . . . . . . . . . . . . . . . . . . . .     10,000
Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .      5,000
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12,500
Trustee and Registrar Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . .     21,784
                                                                                      ------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 54,674
                                                                                    --------


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (B) of Section 9.20 of the Texas Real Estate Investment Trust Act, as amended (the "Texas REIT Act"), empowers a real estate investment trust to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the real estate investment trust or is or was serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another real estate investment trust, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements if he conducted himself in good faith and reasonably believed his conduct was in or not opposed to the best interests of the real estate investment trust and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

         The Texas REIT Act further provides that, except to the extent otherwise permitted by the Texas REIT Act, a person may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the real estate investment trust. Indemnification pursuant to Subsection (B) of Section 9.20 of the Texas REIT Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

         Subsection (C) of Section 15.10 of the Texas REIT Act provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports, or statements, including financial statements and other financial data, concerning the real estate investment trust, that were prepared or presented by officers or employees of the real estate investment trust, legal counsel, public accountants, investment bankers, or certain other professionals, or a committee of trust manager of which the trust manager is not a member. In addition, no trust manager shall be liable to the real estate investment trust for any act, omission, loss, damage, or expense arising from the performance of his duty to a real estate investment trust, save only for his own willful misfeasance, willful malfeasance or gross negligence.

         The Declaration of Trust provides that the Trust shall indemnify every Indemnitee (as defined below) against all judgments, penalties, fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding (as defined in the Declaration of Trust) in which Indemnitee was, is, or is threatened to be named defendant or respondent or called as a witness, by reason of his serving or having served in various capacities for the Trust if it is determined that the Indemnitee conducted himself in good faith, reasonably believed that his conduct was in the Trust's best interests (or, in certain cases, not opposed to the Trust's best interests) and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. For purposes of the Declaration of Trust, "Indemnitee" shall mean (i) any present or former Trust Manager or officer of the Trust; (ii) any person who while serving in any of such capacities served at the Trust's request as a director, officer, partner, venturer, proprietor, Trust Manager, employee, agent or similar functionary of another REIT or other enterprise; and (iii) any person nominated or designated by the Board of Trust Managers or any committee thereof to serve in any of the capacities referred to in the preceding clauses (i) or (ii).

         Pursuant to indemnification agreements entered into between the Trust and each of its Trust Managers and executive officers, the Trust has agreed to indemnify such Trust Managers and executive officers for certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS.

    2.1 Form of Amended and Restated Agreement and Plan of Merger, dated as of June 30, 1997, by and between the Trust and each of USAA Real Estate Income Investments I, A California Limited Partnership, USAA Real Estate Income Investments II Limited Partnership, USAA Income Properties III Limited Partnership and USAA Income Properties IV Limited Partnership (Included as Annex I to the Joint Proxy Statement/ Prospectus of the Trust included in Form S-4, Registration No. 333-31823)
    2.2 Purchase Agreement dated as of July 2, 1997 between Shidler West Investment Corporation and Merit Industrial Properties Limited Partnership, as amended by (i) First Amendment to Purchase Agreement dated as of July 30, 1997; (ii) Second Amendment to Purchase Agreement dated as of July 31, 1997; (iii) Third Amendment to Purchase Agreement dated as of August 8, 1997, (iv) Fourth Amendment to Purchase Agreement dated as of August 12, 1997, and (v) Fifth Amendment to Purchase Agreement dated as of October 2, 1997 (Incorporated herein by reference from Exhibit 2.1 to Form 8-K of the Trust dated October 3, 1997; File No. 1-9016)
    2.3 Purchase Agreement dated as of July 2, 1997 between Shidler West Investment Corporation and Merit 1995 Industrial Portfolio Limited Partnership, as amended by (i) First Amendment to Purchase Agreement dated as of July 30, 1997, (ii) Second Amendment to Purchase Agreement dated as of July 31, 1997, (iii) Third Amendment to Purchase Agreement dated as of August 8, 1997, and (iv) Fourth Amendment to Purchase Agreement dated as of August 12, 1997 (Incorporated herein by reference from Exhibit 2.2 to Form 8-K of the Trust dated October 3, 1997; File No. 1-9016)
    2.4 Purchase Agreement dated as of July 2, 1997 between Shidler West Investment Corporation and Merit VV 1995 Industrial Portfolio Limited Partnership, as amended by (i) First Amendment to Purchase Agreement dated as of July 30, 1997, (ii) Second Amendment to Purchase Agreement dated as of July 31, 1997, (iii) Third Amendment to Purchase Agreement dated as of July 31, 1997, (iv) Fourth Amendment to Purchase Agreement dated as of August 12, 1997, (v) Fifth Amendment to Purchase Agreement dated as of October 2, 1997 (Incorporated herein by reference from Exhibit 2.3 to Form 8-K of the Trust dated October 3, 1997; File No. 1-9016)
    2.5 Purchase Agreement dated as of June 30, 1997 between Shidler West Investment Corporation and Merit VV Land 1995 Industrial Portfolio Limited Partnership, as amended by (i) First Amendment to Purchase Agreement dated as of July 30, 1997, (ii) Second Amendment to Purchase Agreement dated as of July 31, 1997, (iii) Third Amendment to Purchase Agreement dated as of July 31, 1997, (iv) Fourth Amendment to Purchase Agreement dated as of August 12, 1997, (v) Fifth Amendment to Purchase Agreement dated as of October 2,

                         1997 (Incorporated herein by reference from Exhibit
                         2.4 to Form 8-K of the Trust dated October 3, 1997;
                         File No. 1-9016)
    2.6                  Purchase and Sale Agreement dated as of September 24,
                         1997 by and between Midway/Commerce Center Limited
                         Partnership and American Industrial Properties REIT
                         (Incorporated herein by reference from Exhibit 2.1 to
                         Form 8-K of the Trust dated November 13, 1997; File
                         No. 1-09016)
    2.7                  First Amendment to Purchase and Sale Agreement dated
                         as of October 22, 1997 by and between Midway/Commerce
                         Center Limited Partnership and American Industrial
                         Properties REIT ( Incorporated herein by reference
                         from Exhibit 2.2 to Form 8-K of the Trust dated
                         November 13, 1997; File No. 1-09016)
    2.8                  Second Amendment to Purchase and Sale Agreement dated
                         as of October 31, 1997 by and between Midway/Commerce
                         Center Limited Partnership and American Industrial
                         Properties REIT ( Incorporated herein by reference
                         from Exhibit 2.3 to Form 8-K of the Trust dated
                         November 13, 1997; File No. 1-09016)
    3.1                  Third Amended and Restated Declaration of Trust, as
                         amended (filed as Exhibit 3.1 to the Trust's
                         Registration Statement on Form S-4 filed July 22, 1997
                         (Registration No. 333-31823) and incorporated herein
                         by reference)
    3.2                  Fifth Amended and Restated Bylaws of the Trust (filed
                         as Exhibit 3.1 to the Trust's Form 8-K dated January
                         29, 1998 (File No. 001-09016) and incorporated herein
                         by reference)
    4.1                  Form of Common Share Certificate (Incorporated herein
                         by reference from Exhibit 4.2 of the Trust's
                         Registration Statement on Form S-4; Registration No.
                         333-31823)
    4.2                  Indenture dated November 15, 1985, by and between
                         American Industrial Properties REIT (the "Trust") and
                         IBJ Schroder Bank & Trust Company (Incorporated herein
                         by reference from Exhibit 10.4 to Form S-4 of American
                         Industrial Properties REIT, Inc. ("AIP Inc.") dated
                         March 16, 1994; Registration No. 33-74292)
  *5.1                   Opinion of Liddell, Sapp, Zivley, Hill & LaBoon,
                         L.L.P. as to the legality of the Common Shares being
                         registered
  *8.1                   Opinion of Liddell, Sapp, Zivley, Hill & LaBoon,
                         L.L.P. as to certain tax matters
  23.1                   Consent of Liddell,Sapp, Zivley, Hill & LaBoon, L.L.P.
                         (included in Exhibits 5.1 and 8.1 hereto)
 *23.2                   Consent of Ernst & Young LLP
 *23.3                   Consent of Easley, Endres, Parkhill & Brackendorff,
                         P.C.
 *23.4                   Consent of KPMG Peat Marwick LLP
 *23.5                   Consent of Deloitte & Touche LLP
  24.1                   Power of Attorney (included on signature page)
  99.1                   Dividend Reinvestment and Share Purchase Plan
                         (included in the Prospectus constituting part of this
                         Registration Statement)
---------------
*   Filed herewith.

ITEM 17. UNDERTAKINGS.

    (a)          The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration

                 Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305 (b)(2) of the Trust Indenture Act of 1939, as amended.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trust managers, directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 15 of this Registration Statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than in payment by the registrant of expenses incurred or paid by a trust manager, director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the registrant by such trust manager, director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 24th day of March, 1998.


                       AMERICAN INDUSTRIAL PROPERTIES REIT




                       /s/ Charles W. Wolcott
                       ---------------------------------------------------------
                       Charles W. Wolcott, President and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles W. Wolcott and Marc A. Simpson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                                    Title                                  Date
      ---------                                    -----                                  ----
 /s/ Theodore R. Bigman                           Trust Manager                         March 24, 1998
 ------------------------------
 Theodore R. Bigman

 /s/ W.H. Bricker                                 Trust Manager                         March 24, 1998
 ------------------------------
 W. H. Bricker

 /s/ T. Patrick Duncan                            Trust Manager                         March 24, 1998
 ------------------------------
 T. Patrick Duncan

       Signature                                    Title                                  Date
       ---------                                    -----                                  ----
 /s/ Robert E. Giles                              Trust Manager                         March 24, 1998
 ------------------------------
 Robert E. Giles


 /s/ Edward B. Kelley                             Trust Manager                         March 24, 1998
 ------------------------------
 Edward B. Kelley


 /s/ Stanley J. Kraska, Jr.                       Trust Manager                         March 24, 1998
 ------------------------------
 Stanley J. Kraska, Jr.

 /s/ Russell C. Platt                             Trust Manager                         March 24, 1998
 ------------------------------
 Russell C. Platt


                                                  Trust Manager, President and Chief    March 24, 1998
 /s/ Charles W. Wolcott                           Executive Officer (Principal
 ------------------------------                   Executive Officer)
 Charles W. Wolcott

                                                  Vice President -- Finance, Chief      March 24, 1998
 /s/ Marc A. Simpson                              Financial Officer, Treasurer and
 ------------------------------                   Secretary (Principal Financial and
 Marc A. Simpson                                  Accounting Officer)


                                 EXHIBIT INDEX

   Exhibit
   Number

    2.1 Form of Amended and Restated Agreement and Plan of Merger, dated as of June 30, 1997, by and between the Trust and each of USAA Real Estate Income Investments I, A California Limited Partnership, USAA Real Estate Income Investments II Limited Partnership, USAA Income Properties III Limited Partnership and USAA Income Properties IV Limited Partnership (Included as Annex I to the Joint Proxy Statement/ Prospectus of the Trust included in Form S-4, Registration No. 333-31823)
    2.2 Purchase Agreement dated as of July 2, 1997 between Shidler West Investment Corporation and Merit Industrial Properties Limited Partnership, as amended by (i) First Amendment to Purchase Agreement dated as of July 30, 1997; (ii) Second Amendment to Purchase Agreement dated as of July 31, 1997; (iii) Third Amendment to Purchase Agreement dated as of August 8, 1997, (iv) Fourth Amendment to Purchase Agreement dated as of August 12, 1997, and (v) Fifth Amendment to Purchase Agreement dated as of October 2, 1997 (Incorporated herein by reference from Exhibit 2.1 to Form 8-K of the Trust dated October 3, 1997; File No. 1-9016)
    2.3 Purchase Agreement dated as of July 2, 1997 between Shidler West Investment Corporation and Merit 1995 Industrial Portfolio Limited Partnership, as amended by (i) First Amendment to Purchase Agreement dated as of July 30, 1997, (ii) Second Amendment to Purchase Agreement dated as of July 31, 1997, (iii) Third Amendment to Purchase Agreement dated as of August 8, 1997, and (iv) Fourth Amendment to Purchase Agreement dated as of August 12, 1997 (Incorporated herein by reference from Exhibit 2.2 to Form 8-K of the Trust dated October 3, 1997; File No. 1-9016)
    2.4 Purchase Agreement dated as of July 2, 1997 between Shidler West Investment Corporation and Merit VV 1995 Industrial Portfolio Limited Partnership, as amended by (i) First Amendment to Purchase Agreement dated as of July 30, 1997, (ii) Second Amendment to Purchase Agreement dated as of July 31, 1997, (iii) Third Amendment to Purchase Agreement dated as of July 31, 1997, (iv) Fourth Amendment to Purchase Agreement dated as of August 12, 1997, (v) Fifth Amendment to Purchase Agreement dated as of October 2, 1997 (Incorporated herein by reference from Exhibit 2.3 to Form 8-K of the Trust dated October 3, 1997; File No. 1-9016)
    2.5 Purchase Agreement dated as of June 30, 1997 between Shidler West Investment Corporation and Merit VV Land 1995 Industrial Portfolio Limited Partnership, as amended by (i) First Amendment to Purchase Agreement dated as of July 30, 1997, (ii) Second Amendment to Purchase Agreement dated as of July 31, 1997, (iii) Third Amendment to Purchase Agreement dated as of July 31, 1997, (iv) Fourth Amendment to Purchase Agreement dated as of August 12, 1997, (v) Fifth Amendment to Purchase Agreement dated as of October 2, 1997 (Incorporated herein by reference from Exhibit 2.4 to Form 8-K of the Trust dated October 3, 1997; File No. 1-9016)
    2.6 Purchase and Sale Agreement dated as of September 24, 1997 by and between Midway/Commerce Center Limited Partnership and American Industrial Properties REIT (Incorporated herein by reference from Exhibit 2.1 to Form 8-K of the Trust dated November 13, 1997; File No. 1-09016)
    2.7 First Amendment to Purchase and Sale Agreement dated as of October 22, 1997 by and between Midway/Commerce Center Limited Partnership and American Industrial Properties REIT (Incorporated herein by reference from Exhibit 2.2 to Form 8-K of the Trust dated November 13, 1997; File No. 1-09016)
    2.8 Second Amendment to Purchase and Sale Agreement dated as of October 31, 1997 by and between Midway/Commerce Center Limited Partnership and American Industrial Properties

                         REIT (Incorporated herein by reference from Exhibit
                         2.3 to Form 8-K of the Trust dated November 13, 1997;
                         File No. 1-09016)
    3.1                  Third Amended and Restated Declaration of Trust, as
                         amended (filed as Exhibit 3.1 to the Trust's
                         Registration Statement on Form S-4 filed July 22, 1997
                         (Registration No. 333-31823) and incorporated herein
                         by reference)
    3.2                  Fifth Amended and Restated Bylaws of the Trust (filed
                         as Exhibit 3.1 to the Trust's Form 8-K dated January
                         29, 1998 (File No. 001-09016) and incorporated herein
                         by reference)
    4.1                  Form of Common Share Certificate (Incorporated herein
                         by reference from Exhibit 4.2 of the Trust's
                         Registration Statement on Form S-4; Registration No.
                         333-31823)
    4.2                  Indenture dated November 15, 1985, by and between
                         American Industrial Properties REIT (the "Trust") and
                         IBJ Schroder Bank & Trust Company (Incorporated herein
                         by reference from Exhibit 10.4 to Form S-4 of American
                         Industrial Properties REIT, Inc. ("AIP Inc.") dated
                         March 16, 1994; Registration No. 33-74292)
  *5.1                   Opinion of Liddell, Sapp, Zivley, Hill & LaBoon,
                         L.L.P. as to the legality of the Common Shares being
                         registered
  *8.1                   Opinion of Liddell, Sapp, Zivley, Hill & LaBoon,
                         L.L.P. as to certain tax matters
  23.1                   Consent of Liddell,Sapp, Zivley, Hill & LaBoon, L.L.P.
                         (included in Exhibits 5.1 and 8.1 hereto)
 *23.2                   Consent of Ernst & Young LLP
 *23.3                   Consent of Easley, Endres, Parkhill & Brackendorff,
                         P.C.
 *23.4                   Consent of KPMG Peat Marwick LLP
 *23.5                   Consent of Deloitte & Touche LLP
  24.1                   Power of Attorney (included on signature page)
  99.1                   Dividend Reinvestment and Share Purchase Plan
                         (included in the Prospectus constituting part of this
                         Registration Statement)
---------------
*   Filed herewith.